Exhibit 99.1

Contacts:	William H. Kurtz	Robin Yim
	Executive Vice President and Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700
FOR IMMEDIATE RELEASE
NOVELLUS SYSTEMS REPORTS FIRST QUARTER 2006 RESULTS
SAN JOSE, Calif., April 19, 2006—Novellus Systems, Inc. (Nasdaq: NVLS) today reported net sales and results of operations for its first quarter ended April 1, 2006. Net sales for the first quarter were $365.9 million, up $33.6 million or 10.1 percent from the fourth quarter 2005 net sales of $332.3 million and up $26.2 million or 7.7 percent from first quarter 2005 net sales of $339.7 million. Net income for the first quarter was $26.7 million, or $0.20 per diluted share, up $3.7 million or 16.2 percent from the fourth quarter 2005 net income of $23.0 million, or $0.17 per diluted share and down $3.8 million or 12.3 percent from the first quarter 2005 net income of $30.5 million, or $0.22 per diluted share.
The first quarter results include net pre-tax restructuring and other charges of $12.6 million. These charges include net pre-tax restructuring charges of $3.7 million and a pre-tax impairment charge in connection with the previously announced plan to disinvest certain real estate holdings of $8.9 million. Also included in the first quarter results is a benefit from the cumulative effect of a change in accounting principle due to the adoption of SFAS 123(R) of $0.9 million, net of tax. Without these charges and benefits, net income would have been $33.5 million, or $0.25 per diluted share. The fourth quarter 2005 results included pre-tax restructuring and other charges of $5.9 million. Without these charges, fourth quarter 2005 net income would have been $26.6 million, or $0.20 per diluted share. The first quarter 2005 net income of $30.5 million or $0.22 per diluted share included no unusual charges or benefits.
Bookings were $416.7 million in the first quarter, up 18.7 percent over fourth quarter 2005 bookings of $351.0 million. Shipments of $354.2 million in the first quarter represent an increase of $37.6 million or 11.9 percent from $316.6 million reported in the immediately preceding quarter. Deferred revenue at the end of the quarter was $131.2 million, a decrease of $11.8 million or 8.3 percent from $143.0 million at the end of the fourth quarter of 2005.
The financial measures set forth immediately above that present net income excluding certain charges and benefits, revenue on a shipments basis and bookings, are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of operations and enhance the comparability of those results to results in prior periods because they assist shareholder understanding of the effects of certain charges and benefits on the quarter’s results.

Cash, cash equivalents, restricted cash and short-term investments as of April 1, 2006 were $753.9 million, a decrease of $35.6 million or 4.5 percent from the fourth quarter of 2005 ending balance of $789.5 million. During the first quarter, approximately $68.1 million was used to repurchase shares of Novellus common stock.
“We are pleased with our first quarter financial results that demonstrate our success in the market and our focus to improve our financial performance. Earnings per share came in above the high end of the range we communicated in our mid-quarter update as a result of higher revenues and improved gross margins,” said Richard S. Hill, chairman and chief executive officer of Novellus Systems, Inc. “We remain cautiously optimistic that capacity expansion in semiconductor manufacturing will continue in a rational manner, and we look forward to further improvements in our financial metrics as the year continues.”
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding management’s (i) belief in our success in the market and focus on improving financial performance; (ii) positive outlook as to continued capacity expansion; and (iii) expectation of further improvements in financial metrics as the year continues, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, inaccurate assessment of the performance metrics’ usefulness in understanding the Company’s ongoing operations; quarterly fluctuations in customer demand and the timing and volume of orders and shipments, whether due to economic and geopolitical conditions, competition, pricing pressures, or other factors; inaccurate projections regarding future capacity expansion in the semiconductor industry; unanticipated economic downturns; weakening demand for the Company’s products; the failure to realize benefits as to cost structure and gross margins from our restructuring activities, and other risks indicated in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2005, our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.
About Novellus:
Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today’s advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Italy, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS). Additional information about Novellus is available on our home page at www.novellus.com.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)	Three Months Ended
(Unaudited)	April 1,	December 31,	April 2,
	2006	2005	2005

Net sales	$365,906	$332,268	$339,740
Cost of sales	198,366	191,767	185,871

Gross profit	167,540	140,501	153,869
%	45.8%	42.3%	45.3%

Operating expenses:
Selling, general and administrative	58,482	51,489	51,760
Research and development	63,783	60,492	62,048
Restructuring and other charges	12,629	5,888	—

Total operating expenses	134,894	117,869	113,808
%	36.9%	35.5%	33.5%

Income from operations	32,646	22,632	40,061
%	8.9%	6.8%	11.8%

Other income, net	6,079	13,368	3,469

Income before income taxes and cumulative effect of a change in accounting principle	38,725	36,000	43,530
Provision for income taxes	12,957	13,010	13,059

Income before cumulative effect of a change in accounting principle	25,768	22,990	30,471
Cumulative effect of a change in accounting principle, net of tax	948	—	—

Net income	$26,716	$22,990	$30,471

Net income per share:
Basic
Income before cumulative effect of a change in accounting principle	0.20	0.17	0.22
Cumulative effect of a change in accounting principle, net of tax	0.01	—	—

Basic net income per share	$0.21	$0.17	$0.22

Diluted
Income before cumulative effect of a change in accounting principle	0.19	0.17	0.22
Cumulative effect of a change in accounting principle, net of tax	0.01	—	—

Diluted net income per share	$0.20	$0.17	$0.22

Shares used in basic per share calculation	131,102	133,980	139,890

Shares used in diluted per share calculation	132,264	134,752	141,099

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN CHARGES AND BENEFITS)(1)

(In thousands, except per share amounts)	Three Months Ended
(Unaudited)	April 1,	December 31,	April 2,
	2006	2005	2005

Net sales	$365,906	$332,268	$339,740
Cost of sales	198,366	191,767	185,871

Gross profit	167,540	140,501	153,869
%	45.8%	42.3%	45.3%

Operating expenses:
Selling, general and administrative	58,482	51,489	51,760
Research and development	63,783	60,492	62,048

Total operating expenses	122,265	111,981	113,808
%	33.4%	33.7%	33.5%

Income from operations	45,275	28,520	40,061
%	12.4%	8.6%	11.8%

Other income, net	6,079	13,368	3,469

Income before income taxes	51,354	41,888	43,530
Provision for income taxes	17,819	15,277	13,059

Net income	$33,535	$26,611	$30,471

Net income per share:
Basic net income per share	$0.26	$0.20	$0.22

Diluted net income per share	$0.25	$0.20	$0.22

Shares used in basic per share calculation	131,102	133,980	139,890

Shares used in diluted per share calculation	132,264	134,752	141,099

A reconciliation of our net income excluding certain charges and benefits to our net income under accounting principles generally accepted in the United States of America is presented below:

Net income excluding certain charges and benefits	$33,535	$26,611	$30,471

Cumulative effect of a change in accounting principle	1,542	—	—
Restructuring and other charges	(12,629)	(5,888)	—

Total charges	(11,087)	(5,888)	—
Adjustments on provision for income taxes	4,268	2,267	—

Net income	$26,716	$22,990	$30,471

(1)	The condensed consolidated statements of operations (excluding certain charges and benefits) are intended to present our operating results, excluding certain charges and benefits and the related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for accounting principles generally accepted in the United States of America and may be different from similar measures used by other companies.

NOVELLUS SYSTEMS, INC.
SCHEDULE OF SHARE-BASED COMPENSATION

(In thousands)	Three Months Ended
(Unaudited)	April 1,	December 31,	April 2,
	2006	2005	2005

	(1)	(2)	(2)

Cost of sales	308	264	212
Selling, general and administrative	5,439	778	625
Research and development	3,061	468	376

Total share-based compensation expenses	8,808	1,510	1,213

Benefit from income taxes	3,391	581	467

Net share-based compensation expenses	$5,417	$929	$746

(1)	Amounts include amortization expense related to stock options of $6.5 million, employee stock purchase plan of $0.6 million, and restricted stock awards of $1.7 million, recorded under SFAS 123(R).

(2)	Amounts include amortization expense related to restricted stock awards of $1.5 million and $1.2 million for the quarters ended December 31, 2005 and April 2, 2005, respectively, recorded under APB 25.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	April 1,	December 31,
	2006	2005
	(Unaudited)	*

ASSETS
Current assets:
Cash and short-term investments	$611,971	$649,240
Accounts receivable, net	415,629	397,534
Inventories	223,559	193,787
Deferred taxes and other current assets	117,481	122,951

Total current assets	1,368,640	1,363,512

Property and equipment, net	403,638	423,749
Restricted cash	141,902	140,212
Goodwill	256,198	255,584
Intangible and other assets	105,324	107,192

Total assets	$2,275,702	$2,290,249

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$257,943	$253,984
Deferred profit	62,231	68,718
Income taxes payable	11,247	5,898
Current obligations under lines of credit	11,210	15,744

Total current liabilities	342,631	344,344

Long-term debt	126,963	124,858
Other liabilities	42,750	41,764

Total liabilities	512,344	510,966

Shareholders’ equity:
Common stock	1,387,193	1,393,805
Retained earnings and accumulated other comprehensive income	376,165	385,478

Total shareholders’ equity	1,763,358	1,779,283

Total liabilities and shareholders’ equity	$2,275,702	$2,290,249

*	The December 31, 2005 condensed consolidated balance sheet was derived from our audited consolidated financial statements.